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                                                                   EXHIBIT 10.35
                              M E M O R A N D U M

CONFIDENTIAL

TO:       James W. Augustino

FROM:     Nelson C. Rising

DATE:     December 22, 1994

RE:       Modification To Severance Arrangements - Memorandum of Understanding

________________________________________________________________________________


          This Memorandum of Understanding pertains to your pending departure from Catellus and certain modifications to the Catellus Development Corporation Reduction-in-Force Program memorandum to you of November 2, 1994. To be eligible for the payments and benefits outlined in this Memorandum of Understanding, you must execute the Agreement and Release of All Claims between December 21, 1994 and December 23, 1994. The modifications listed below shall be the sole modifications to the terms of the Catellus Development Corporation Reduction-in-Force Program memorandum and shall not affect the validity or enforceability of any other term or condition of that Program. Nothing in this Memorandum of Understanding will affect your lump-sum severance payment.

          1. With respect to the Annual Performance Bonus Program, which in accordance with the discretion provided to me as the Chief Executive Officer and for purposes of this Memorandum only, I have determined that your Individual Award for 1994 shall be sixteen thousand two hundred dollars ($16,200.00), to be paid on January 3, 1995. This sum constitutes payment in full under the Annual Performance Bonus Program, Individual Award in 1994. It has no effect on your bonus, if any, under the Annual Performance Bonus Program, Corporate Award in 1994, which will be paid after it is determined whether the corporate goal for 1994 has been met.

          2. You will receive thirty-five thousand dollars ($35,000.00), as a Special Termination Bonus. This payment shall be made on January 3, 1995.

          3. You agree to keep the terms of this Memorandum of Understanding completely confidential and you will not hereafter disclose any information concerning this agreement to anyone, except as is required by law and is necessary for legitimate law enforcement or compliance purposes.

          In order for this Memorandum of Understanding to become effective, you must sign the below acknowledgement agreement and return it to Maureen Sullivan, General Counsel, by December 23, 1994.


                         ACKNOWLEDGEMENT AND AGREEMENT


          I agree to the terms of this Memorandum of Understanding.


DATE:  December 23, 1994           /s/  JAMES W. AUGUSTINO
                                   --------------------------------
                                   James W. Augustino



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